UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 15, 2021

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
4.872% Corporate Units	NEE.PRO	New York Stock Exchange
5.279% Corporate Units	NEE.PRP	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2021, Florida Pipeline Holdings, LLC (Florida Pipeline Holdings), an indirect wholly owned subsidiary of NextEra Energy Resources, LLC (NextEra Energy Resources), issued $1,513 million principal amount of 2.92% senior secured limited-recourse amortizing notes maturing in August 2038 (the 2038 notes). NextEra Energy Resources is an indirect wholly owned subsidiary of NextEra Energy, Inc. (NEE). In addition, on the same date, Florida Pipeline Funding, LLC (Florida Pipeline Funding), the indirect parent of Florida Pipeline Holdings, issued $260 million principal amount of 4.70% senior secured limited-recourse notes maturing in May 2028 (the 2028 notes, and together with the 2038 notes, the notes). Principal and interest on the 2038 notes and interest on the 2028 notes are payable semi-annually. Substantially all of the proceeds from the sale of the notes will be used to fund distributions to NextEra Energy Resources, which NextEra Energy Resources will allocate to the funding and/or reimbursement of capital expenditures of renewable energy projects. If the proceeds are not certified by NextEra Energy Capital Holdings, Inc., a wholly owned subsidiary of NEE, to have been allocated to renewable energy projects within a specified time period, the interest rates on the notes will increase by 25 basis points.

The 2038 notes are secured by a first priority security interest in certain assets, including 100% of the ownership interests in Florida Pipeline Holdings and certain of its subsidiaries, including the entity that has a 100% interest in Florida Southeast Connection, LLC (Florida Southeast Connection) and the entities that directly or indirectly have a 42.5% interest in Sabal Trail Transmission, LLC (Sabal Trail Transmission). Florida Southeast Connection and Sabal Trail Transmission own natural gas pipelines located in the southeastern United States. The 2028 notes are secured by a first priority security interest in certain assets, including 100% of the ownership interests in Florida Pipeline Funding.

The note purchase agreements contain default and related acceleration provisions relating to, among other things, the failure to make required payments and maintain a specified minimum debt service coverage ratio or to observe other covenants in the note purchase agreements and related documents, certain cross-default and cross-payment provisions with respect to other indebtedness agreements of Florida Pipeline Holdings and its subsidiaries and Sabal Trail Transmission (i.e., Sabal Trail Transmission's approximately $1.5 billion principal amount of senior unsecured notes maturing through 2048 and Florida Southeast Connection's approximately $245 million principal amount of senior secured limited-recourse notes maturing in 2037), events of default related to the incurrence of certain indebtedness by Sabal Trail Transmission, actions by Florida Southeast Connection or by other parties under specified agreements relating to natural gas pipelines, the termination of certain such specified agreements and certain bankruptcy-related events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 15, 2021

NEXTERA ENERGY, INC.
(Registrant)

JAMES M. MAY
James M. May Vice President, Controller and Chief Accounting Officer